[Logo of CBRL Group, Inc.]                                   Post Office Box 787
                                                             Lebanon, Tennessee
                                                                     37088-0787
                                                             Phone 615.443.9869

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CBRL Group, Inc.
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                                                Contact: Lawrence E. White
                                                         Senior Vice President/
                                                         Finance and
                                                         Chief Financial Officer


           CBRL GROUP, INC. ANNOUNCES QUARTERLY DIVIDEND INCREASE TO
                            THIRTEEN CENTS PER SHARE

LEBANON, Tenn. (September 22, 2005) -- CBRL Group, Inc. (the "Company") (Nasdaq:
CBRL) today announced that the Board of Directors has declared a dividend to common shareholders of $0.13 per share, payable on November 8, 2005 to shareholders of record on October 14, 2005. This dividend reflects an 8.3% increase from the previous quarterly dividend paid for the last four quarters.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 534 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 127 company-operated and 23 franchised Logan's Roadhouse restaurants in 19 states.

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